                THC HEALTHCARE INC. CONSOLIDATED
                          BALANCE SHEET
                         MARCH 30, 1997
               See Accountant's Compilation Report

                             ASSETS
CURRENT ASSETS:
  CASH                                $ 470,579.16
  TRADE ACCOUNTS RECEIVABLE           2,716,969.53
  INVENTORIES                           652,686.97
  CURR PORTION NOTE RECEIVABLE           55,934.94
  CURR PRTN N/R RELATED PARTY            16,878.00
  PREPAID EXPENSE                        65,225.86
                                      ------------
  TOTAL CURRENT ASSETS                              $3,978,274.46

RENTAL EQUIPMENT                                     1,182,287.84

PROPERTY AND EQUIPMENT                                 454,743.28

NOTE RECEIVABLE, less curr por                         101,949.06

NOTES RECEIVABLE RELATED PARTY                          21,768.00

GOODWILL                                             1,109,439.85

DEPOSITS                                               106,195.53

INTERCOMPANY                                                (0.01)

INVESTMENT IN SUBSIDIARIES                                   0.79
                                                     ------------
TOTAL ASSETS                                        $6,954,658.80
                                                    ==============
               LIABILITIES & STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  CURRENT PORTION L/T DEBT           $2,266,268.96
  CURRENT PORTION L/T DEBT 2            204,546.77
  CURRENT PORTN L/T DEBT REL PRTY        55,412.21
  ACCOUNTS PAYABLE                    2,647,199.90
  ACCRUED LIABILITIES                   529,530.27
                                      ------------

    TOTAL CURRENT LIABILITIES                       $5,702,878.11
                                                    -------------
LONG-TERM DEBT, Net of Current                         793,127.52
                                                     ------------
LONG-TERM DEBT RELATED PARTY                           121,050.00
                                                     ------------
OTHER LIABILITIES                                       49,050.00
                                                     ------------
                                                     ------------

STOCKHOLDERS EQUITY:
  COMMON STOCK                       $    4,047.40
  ADDITIONAL PAID-IN CAPITAL          6,497,329.29
  COMMON STOCK WARRANTS/OPTNS           668,104.40
  ACCUMULATED DEFICIT                (6,880,927.92)
                                      -------------
    TOTAL STOCKHOLDER'S EQUITY                         288,553.17
                                                    --------------
TOTAL LIABILITIES & S/H EQUITY                      $6,954,658.80
                                                    ===============

                THC HEALTHCARE INC. CONSOLIDATED
                     STATEMENT OF INCOME
        FOR THE MONTH AND FOUR MONTHS ENDED APRIL 30, 1997
               See Accountant's Compilation Report

INCOME               CURRENT PERIOD    %        YEAR-TO-DATE     %
  RENTAL INCOME          450,544.51   0.0        1,840,855.28   0.0
  REVENUES               385,502.29   0.0        1,957,755.69   0.0
  OTHER REVENUE           12,914.24   0.0           50,195.43   0.0
                     --------------  ----       -------------   ---
    TOTAL
    GROSS REVENUE       $848,961.04   0.0       $3,848,806.40   0.0

  SALES RETURNS &
  ALLOWANCES              44,111.16   0.0          195,032.10   0.0
  CAPITALIZATION          55,566.77   0.0           85,901.46   0.0
  DOUBTFUL ACCOUNTS
  EXPENSE                108,826.27   0.0          469,631.53   0.0
  SALES VARIANCE          (9,701.70)  0.0         (136,410.30)  0.0
                     --------------   ---       -------------   ---
    TOTAL REVENUE       $650,158.54   0.0       $3,234,651.61   0.0

COST OF GOODS SOLD
  SALES COST OF
  GOODS SOLD             131,450.69   0.0       $1,157,116.76   0.0
  RENTAL COST OF
  GOODS SOLD              57,784.53   0.0          303,324.77   0.0
                     --------------   ---       -------------   ---
    TOTAL COST OF
    GOODS SOLD          $189,235.22   0.0       $1,460,441.53   0.0

GROSS MARGIN             460,923.32   0.0        1,774,210.08   0.0


GENERAL, SELLING
AND ADMINISTRATIVE
EXPENSES

  SALARIES, WAGES &
  BENEFITS              $212,793.93   0.0       $1,051,240.89  0.0
  PURCHASES SERVICES
  EXPENSE                  5,005.59   0.0           23,127.50  0.0
  PROFESSIONAL FEES       18,473.71   0.0          117,396.33  0.0
  RENT/LEASE EXPENSE      20,381.42   0.0          127,871.85  0.0
  SUPPLIES EXPENSE         4,834.05   0.0           33,211.01  0.0
  MARKETING EXPENSE          674.25   0.0           31,340.44  0.0
  TAX EXPENSE                  0.00   0.0              848.93  0.0
  REPAIRS & MAINTENANCE    3,007.71   0.0            9,078.79  0.0
  BANK CHARGES             5,586.08   0.0           17,800.36  0.0
  CASH OVER/UNDER              0.00   0.0             (18.13)  0.0
  INSURANCE EXPENSE       20,636.79   0.0           67,011.30  0.0
  POSTAGE EXPENSE          3,013.70   0.0            8,875.36  0.0
  UTILITIES EXPENSE        4,843.82   0.0           18,631.96  0.0
  TELEPHONE EXPENSE        8,890.05   0.0           51,431.69  0.0
  WAREHOUSE EXPENSE            0.00   0.0           31,579.68  0.0
  AUTO EXPENSE            13,139.84   0.0           64,558.54  0.0
  TRAVEL EXPENSE           9,106.07   0.0           40,322.37  0.0
  MEALS & ENTERTAINMENT      104.73   0.0            1,328.00  0.0
  TRAINING & SEMINARS          0.00   0.0            2,069.66  0.0
  MOVING EXPENSE             634.46   0.0            1,646.60  0.0
  LICENSES                   395.00   0.0            3,064.04  0.0
  DUES & SUBSCRIPTIONS       787.00   0.0            3,424.40  0.0
  DEPRECIATION EXPENSE    23,352.69   0.0          156,121.20  0.0
  BAD DEBT EXPENSE        58,241.94   0.0          148,512.22  0.0
  OPERATING EXPENSE          820.50   0.0           24,038.36  0.0
                       ------------   ---       -------------  ---

   TOTAL EXPENSES       $414,723.33   0.0       $2,034,513.35  0.0
                       ------------   ---       -------------  ---
NET OPERATING INCOME     $46,199.99   0.0      ($ 260,303.27)  0.0


OTHER INCOME:
  INTEREST INCOME         $1,161.18   0.0           $6,053.00  0.0
                       ------------   ---       -------------  ---
    TOTAL OTHER INCOME    $1,161.18   0.0           $6,053.00  0.0

OTHER DEDUCTIONS:
  PENALTIES                   $0.00   0.0             $107.18  0.0
  AMORTIZATION EXPENSE     4,640.00   0.0           18,560.00  0.0
  INTEREST EXPENSE        22,424.68   0.0          115,011.30  0.0
  STOCK TRANSFER
    EXPENSE                    0.00   0.0              416.00  0.0
  GAIN/LOSS ON SALE
  OF ASSET                     0.00   0.0            (874.20)  0.0
                       ------------   ---        ------------- ---

    TOTAL OTHER
    DEDUCTIONS           $27,064.68   0.0          133,220.28  0.0

NET INCOME               $20,296.49   0.0        (387,470.55)  0.0
                       ============   ===       =============  ===